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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ENDOCARDIAL SOLUTIONS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ENDOCARDIAL SOLUTIONS, INC.
1350 Energy Lane, Suite 110
St. Paul, Minnesota 55108

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 21, 2003

TO THE STOCKHOLDERS OF ENDOCARDIAL SOLUTIONS, INC.:

        Notice is hereby given that the Annual Meeting of Stockholders of Endocardial Solutions, Inc. (the "Company"), will be held on Wednesday, May 21, 2003 at 9:00 a.m., local time, at the Minneapolis Hilton Towers located at 1001 Marquette Avenue, Minneapolis, Minnesota, for the following purposes:

(1)
To elect three directors to serve for three-year terms or until their respective successors are elected and qualify;

(2)
To approve the adoption of the Endocardial Solutions, Inc. 2003 Stock Incentive Plan; and

(3)
To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only holders of record of the Company's Common Stock as of the close of business on April 4, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

        You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, which needs no postage if mailed in the United States. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

By Order of the Board of Directors,

James W. Bullock Secretary

April 21, 2003

ENDOCARDIAL SOLUTIONS, INC.
1350 Energy Lane, Suite 110
St. Paul, Minnesota 55108

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

May 21, 2003

        This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Endocardial Solutions, Inc. (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 21, 2003 at 9:00 a.m., local time, at the Minneapolis Hilton Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders with the Company's Annual Report to Stockholders commencing on or about April 21, 2003.

        Only stockholders of record of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock") at the close of business on April 4, 2003 will be entitled to vote at the Annual Meeting. As of that date, a total of 19,671,593 shares of Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If, however, a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum shall be present or represented.

        Shares of the Company's Common Stock represented by proxies in the accompanying form, which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in the manner directed by the stockholder. If no direction is given, a signed proxy will be voted FOR the election of the nominees for director named in this Proxy Statement and FOR the approval of the Endocardial Solutions, Inc. 2003 Stock Incentive Plan. A stockholder may revoke a proxy at any time prior to its exercise by giving to an officer of the Company a written notice of revocation of the proxy's authority, by submitting a duly elected proxy bearing a later date or by delivering a written revocation at the Annual Meeting.

        If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter.

        The Company did not receive written notice of any stockholder proposal prior to February 13, 2003 as required by the Company's Bylaws, and as of the date of this Proxy Statement, the Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting of Stockholders mailed together with this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote on such matters in accordance with their best judgment. The enclosed proxy card confers discretionary authority to vote with respect to matters not properly presented by a stockholder in accordance with the Company's Bylaws.

PROPOSAL ONE: ELECTION OF DIRECTORS

        The Board of Directors of the Company is composed of eight members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Richard D. Randall, Richard J. Nigon and Jean-Paul M. ("J.P.") Peltier are the directors in the class whose term expires at the Annual Meeting. Richard J. Nigon was elected to the Board in April 2003 to fill the vacancy created by the resignation of James Daverman from the Board. The Board further decided to increase the size of the Board to eight members, and elected J.P. Peltier to fill the new Board seat. The Board of Directors has nominated Messrs. Randall, Nigon and Peltier for election to the Board of Directors at the Annual Meeting for terms of three years, and each has indicated a willingness to serve. The other directors of the Company will continue in office for their existing terms. Graydon E. Beatty and James W. Bullock serve in the class whose term expires in 2004. Robert G. Hauser, M.D., Mark T. Wagner and Warren S. Watson serve in the class whose term expires in 2005. Upon the expiration of the term of a class of directors, directors in such class will be elected for three-year terms at the annual meeting of stockholders in the year in which such term expires. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director.

        The persons named as proxies in the enclosed form of proxy will vote the proxies received by them FOR the election of Messrs. Randall, Nigon and Peltier unless otherwise directed. In the event that any nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the Board of Directors.

        Information concerning the incumbent directors is set forth below.

Richard D. Randall (Nominee with new term expiring in 2006)	Richard D. Randall, 51 years old, has been a Director of the Company since February 2000. Mr. Randall currently serves as President and Chief Executive Officer of TranS1, Inc., a company developing minimally invasive surgical approaches to the treatment of lower back pain. Mr. Randall founded and served as President and Chief Executive Officer of Incumed, Inc. from 2000 to 2002. He served as President and Chief Executive Officer of Innovasive Devices Inc. from 1994 to 2000. Prior to joining Innovasive Devices, he was President and Chief Executive Officer, Chairman and then Director of Target Therapeutics from 1989 to 1996. Mr. Randall currently serves as a director of Conceptus, Inc. and MicroTherapeutics, Inc.
Richard J. Nigon (Nominee with new term expiring in 2006)
Richard J. Nigon, 55 years old, has been a Director of the Company since April 2003, at which time he was elected by the Board of Directors to fill the vacancy left by the resignation of James Daverman from the Board. He has served as Executive Vice President, Capital Markets, and Director of Equity Corporate Finance for Miller Johnson Steichen Kinnard since February 2001. From February 2000 to February 2001, Mr. Nigon served as the Chief Financial Officer of Dantis, Inc., a web hosting company. Prior to joining Dantis, Mr. Nigon was employed by Ernst & Young since 1970, serving as a partner since 1981. Mr. Nigon currently serves as a director of Compex Technologies, Inc. and Vascular Solutions, Inc., as well as a director of several private companies.
Jean-Paul M. Peltier (Nominee with new term expiring in 2006)
J.P. Peltier, 29 years old, has been a Director of the Company since April 2003, at which time he was elected by the Board of Directors to fill a newly created seat on the Board. He has served as Vice President, Business Development of HomeServices of America, a Berkshire Hathaway affiliate, since January 2003. HomeServices of America provides residential real estate brokerage, mortgage, title and closing services across the United States. From May 1995 to December 2002, Mr. Peltier served in a variety of positions within US Bancorp Piper Jaffray's investment banking division, most recently as Vice President in the medical technology group.

Graydon E. Beatty (Term expires in 2004)
Graydon E. Beatty, 46 years old, is a founder of the Company and has been Chief Technical Officer of the Company since May 1995 and a Director since August 1992. Since the Company's inception in May 1992, Mr. Beatty has served in several technical and management positions. In addition, from May 1992 until December 1993, Mr. Beatty served as a consultant with GMN Consulting, an engineering consulting firm, and as a consulting engineer of AngeMed, a division of Angeion Corp., a cardiovascular device company, from February 1992 to September 1992. Mr. Beatty was Senior Development Engineer of Bio-Medical Design Group, Inc., an electrophysiology system developer, from December 1991 to May 1992. From 1989 to December 1991, Mr. Beatty served as Principal Research Engineer at Cardiac Pacemakers, Inc., a cardiovascular device company.
James W. Bullock (Term expires in 2004)
James W. Bullock, 46 years old, has been President, Chief Executive Officer and a Director of the Company since May 1994. In addition, Mr. Bullock served as the Chief Financial Officer of the Company from May 1994 until May 1996. From April 1992 until joining the Company, Mr. Bullock served as President and Chief Operating Officer of Stuart Medical, Inc., a cardiac monitoring start-up company. From April 1990 to April 1992, Mr. Bullock served as Vice President of Sales and Marketing of the Stackhouse Division of Bird Medical Technologies, a medical device company. From 1978 to 1990, Mr. Bullock served in a variety of marketing and sales management positions, most recently as Vice President of Sales, for the Pharmaseal Division of Baxter International Inc., a medical products company.
Robert G. Hauser, M.D. (Term expires in 2005)
Robert G. Hauser, M.D., 63 years old, has been a Director of the Company since October 1995. Dr. Hauser has been a cardiologist at the Minneapolis Heart Institute since September 1992, and has served as Executive Director since July 1994 and President since February 1997. Dr. Hauser served as President of the Cardiovascular Services Division of Abbott Northwestern Hospital from May 1995 until November 1996. From 1988 to July 1992, Dr. Hauser served as President and Chief Executive Officer of Cardiac Pacemakers, Inc., a cardiovascular device company.
Mark T. Wagner (Term expires in 2005)
Mark T. Wagner, 46 years old, was named a Director of the Company in January 2002. Mr. Wagner has been Chief Executive Officer of ProVation Medical, Inc., formerly known as cMore Medical Solutions, Inc., since December 2001. Prior to his position with ProVation Medical, Mr. Wagner was the Chief Executive Officer of Survivalink from September 1996 until September 2001. Mr. Wagner served as a director of Survivalink and was the Chairman from December 1999 until September 2001. Mr. Wagner also served as President and Chief Executive Officer of Altiva Corporation from December 1999 until February 2001 and has been a member of the Board of Directors of Altiva Corporation since December 1999. Mr. Wagner was employed by Nellcor Puritan Bennett from July 1993 until September 1996, where he served as Vice President and General Manager of Nellcor's Global Sleep Solutions Group from September 1995 until September 1996. Mr. Wagner held various executive positions with GE Medical Systems from 1979 until 1993.
Warren S. Watson (Term expires in 2005)
Warren S. Watson, 51 years old, has been a Director of the Company since April 2000. Mr. Watson has been Vice President, Arrhythmia Management Business Operations for Medtronic, Inc. since January 2002. Mr. Watson previously was Vice President and General Manager of Medtronic's EP Systems business from January 2000 to January 2002. Prior to his position with EP Systems, Mr. Watson was the Vice President and General Manager of Medtronic, Inc.'s Functional Stimulation Neurological business from May 1998 to January 2000. Mr. Watson has also held the position of Vice President and General Manager of the Cardiac Pacing Leads business at Medtronic, Inc. In 1987, Mr. Watson was the Vice President of Marketing for Medtronic, Inc.'s Tachyarrhythmia business. Mr. Watson currently serves as a director of Citizen's Independent Bank of St. Louis Park.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. RANDALL, NIGON AND PELTIER AS DIRECTORS OF THE COMPANY.

Meetings and Committees of the Board of Directors

        During the 2002 fiscal year, the Board of Directors held six meetings. Except for Mr. Watson, each director holding office during the fiscal year attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he has been a director), and each director attended at least 75% of the total number of meetings of the committees of the Board on which he served. The Board of Directors has an Audit Committee and a Compensation Committee, which are described below. The Company does not have a Nominating Committee.

        During 2002, the Audit Committee was comprised of Mr. Watson, Dr. Hauser and James Daverman. Following the election of Mr. Nigon to fill Mr. Daverman's Board seat in April 2003, Mr. Nigon was also appointed by the Board to the Audit Committee for the 2003 fiscal year. The Audit Committee reviews the scope, results and costs of the audit with the Company's independent accountants, reviews the Company's significant accounting policies and internal controls and reports the results of its review to the full Board of Directors and to management. A report of the Audit Committee is included within this Proxy Statement. The Audit Committee held four meetings during 2002.

        The Board of Directors has a Compensation Committee comprised of Messrs. Randall and Wagner. The Compensation Committee makes recommendations concerning executive salaries and incentive compensation for employees of the Company, subject to ratification by the full Board of Directors, and administers the Company's stock option plans. A report of the Compensation Committee on executive compensation is included within this Proxy Statement. The Compensation Committee held four meetings during 2002.

Compensation of Directors

        Each director is reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. Non-employee directors are eligible to participate in the Company's Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for an automatic grant of nonqualified stock options to purchase 10,000 shares of Common Stock to nonemployee directors of the Company on the date such individuals become directors of the Company (the "Initial Grant"), and an option to purchase 5,000 shares of Common Stock on each subsequent annual stockholder meeting date, subject to certain limitations. The Board also has the discretion to make additional grants under the Directors' Plan. Options granted in connection with the Initial Grant vest and become exercisable as to one-third of such shares on the date of such Initial Grant and one-third at each of the next two anniversary dates thereafter if the holder remains a director on such dates. Options granted on the date of each subsequent annual meeting of stockholders become exercisable six months subsequent to the date of grant. Directors who are also employees of the Company are not separately compensated for any services provided as a director.

        If the stockholders approve the adoption of the Endocardial Solutions, Inc. 2003 Stock Incentive Plan at the Annual Meeting, the Directors' Plan will be terminated and no additional options will be granted thereunder. Future options or awards granted to non-employee directors would be made under the 2003 Stock Incentive Plan. See Proposal Two of this Proxy Statement.

EXECUTIVE COMPENSATION

Executive Officers

        The executive officers of the Company serve at the discretion of the Board of Directors and are chosen annually by the Board of Directors. Set forth below are the names, ages and positions of the executive officers and certain key personnel of the Company.

Name	Age	Position
James W. Bullock	46	President, Chief Executive Officer and Director
J. Robert Paulson, Jr.	46	Chief Financial Officer
Frank J. Callaghan	49	Vice President, Research and Development
Richard J. Omilanowicz	50	Vice President, Manufacturing and Operations
Patrick J. Wethington	34	Vice President, North American Sales
Graydon E. Beatty	46	Chief Technical Officer and Director

        Information concerning the business experience of Messrs. Bullock and Beatty is provided in "Proposal One: Election of Directors." Set forth below is a description of the background of the other executive officers.

        J. Robert Paulson, Jr. has been Chief Financial Officer of the Company since August 2002, and also leads the Company's marketing organization. From 2001 until joining the Company, Mr. Paulson served as Sr. Vice President and General Manager in the auditory products division of Advanced Bionics Corporation, a maker of cochlear implant systems. From 1995 to 2001, Mr. Paulson served in various capacities within Medtronic, Inc., a medical device company. Among his Medtronic positions were Vice President and General Manager of Surgical Navigation Technologies; Vice President of Corporate Strategy and Planning; and Director of Corporate Development. From 1988 to 1995, Mr. Paulson held various marketing, business development and legal positions at General Mills, Inc., and prior to that practiced law at the Minneapolis firm of Lindquist & Vennum.

        Frank J. Callaghan has been Vice President of Research and Development of the Company since November 1995. From 1987 until joining the Company, Mr. Callaghan served as a Director of Research and Development at Telectronics Pacing Systems, Inc., a manufacturer of cardiac rhythm management devices. From 1983 to 1987 Mr. Callaghan served in several capacities, including Manager, Systems Technology, at Cordis Corporation, a manufacturer of angiographic and implantable devices.

        Patrick J. Wethington has been Vice President of North American Sales of the Company since February 2003. From March 2000 to February 2003, Mr. Wethington served as the Company's Area Director and Territory Manager for the Upper Midwest. Mr. Wethington also served as Director of Marketing of the Company from November 1996 to March 2000. From 1989 until joining the Company, Mr. Wethington served in various marketing and sales positions with Guidant-Cardiac Pacemakers, Inc.

        Richard J. Omilanowicz has been Vice President of Manufacturing and Operations of the Company since January 2001. He served as Vice President of Manufacturing from November 1994 to January 2001. From May 1993 until joining the Company, Mr. Omilanowicz served as General Manager of McKechnie Plastic Components, a custom injection molding company. From 1980 to May 1993, Mr. Omilanowicz served in several capacities at the Pharmaseal Division of Baxter International Inc., most recently as Director of Research, Development and Engineering.

Compensation Committee Report On Executive Compensation

        The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and recommends salaries, incentives and other forms of compensation for directors, officers and other employees of the Company. The Compensation Committee also is responsible for the administration of the Company's 1993 Long-Term Incentive and Stock Option Plan (the "Stock Option Plan"), which expires in May 2003. If approved by the stockholders at the Annual Meeting, the Compensation Committee will administer the Endocardial Solutions, Inc. 2003 Stock Incentive Plan (see Proposal Two). The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in fiscal year 2002.

        General Compensation Policy.    The Company is committed to attracting, hiring and retaining an experienced management team that can successfully develop and manufacture the Company's products, penetrate target markets and develop new products. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and long-term interests of the Company's stockholders, as well as the officers' personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon Company performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (ii) bonus payments contingent upon specific corporate and individual milestones; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

        Base Salary.    The base salary is established as a result of the Compensation Committee's analysis of each executive officer's individual performance during the prior year, the overall performance of the Company during the prior year and historical compensation levels within the executive officer group. The Compensation Committee believes executive salaries must be sufficient to attract and retain key individuals. Salaries are also based on experience level and are intended to be competitive with median salaries paid to comparable executives in similar positions at other medical device companies of comparable size. Annual base salary changes are typically put into effect no later than the end of the first quarter each year.

        Bonus Awards for Fiscal Year 2002.    In conjunction with the 2002 bonus pool, the Compensation Committee established certain performance objectives, including corporate goals, which, when met, would result in bonus payments to employees, including executive officers. In early 2003, the Committee approved bonuses for executive officers and employees for recognition of established objectives during 2002.

        Long-Term Incentive Compensation.    Long-term incentives are provided through grants of stock options. The grants are designed to align the interest of each executive officer with those of the stockholders and provide each individual with an incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Stock options are generally granted to executive officers at the time they are elected. In determining the number of shares subject to stock option grants, the Committee takes into consideration the job responsibilities, experience and contributions of the individual as well as the recommendations of the Chief Executive Officer. The options typically vest in monthly installments over a period of four years and are exercisable beginning after six months of employment or six months after the date of grant. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share over a ten-year period of time.

        CEO Compensation.    The Compensation Committee's determination of the Chief Executive Officer's salary, bonus and stock option grants follow the policies set forth above for all executive compensation. The Committee seeks to establish a level of base salary competitive with that paid by companies within the industry that are of comparable size, and a bonus contingent upon specific corporate objectives. In addition, a significant percentage of the total compensation package is contingent upon the Company's performance and stock price appreciation.

        Mr. Bullock's compensation for 2000-2002 is shown on the Summary Compensation Table below. During 2002, Mr. Bullock's compensation from his base salary increased 0.8% over 2001 to $275,880, as a result of a salary increase that was effective as of March 2001; Mr. Bullock's base salary was not increased during 2002. Mr. Bullock received a bonus of $104,834 based upon the accomplishment of specific milestones during 2001. Mr. Bullock also received options to purchase 110,000 shares of common stock pursuant to the Stock Option Plan in 2002, 60,000 of which were granted in October 2002 as part of a grant to certain employees as additional incentive to accomplish certain critical operating objectives in the fourth quarter of 2002 and to prepare for the introduction of new products expected to be released during the second quarter of 2003. These cash and long-term incentive option awards reflected the Compensation Committee's judgment as to Mr. Bullock's individual performance and the overall performance of the Company.

        Compliance with Internal Revenue Code Section 162(m).    As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation applies to all compensation paid to the covered executive officers which is not considered to be performance-based. Compensation which does qualify as performance-based compensation is not taken into account for purposes of this limitation. The Committee believes that options granted under the Stock Option Plan will meet the requirements for qualifying as performance-based.

        Section 162(m) of the Code did not affect the deductibility of compensation paid to the Company's executive officers in 2002 and is not anticipated to affect the deductibility of such compensation expected to be paid in 2003. The Committee will continue to monitor this matter and may propose additional changes to the executive compensation program if warranted.

RICHARD D. RANDALL MARK T. WAGNER

The Members of the Compensation Committee of the Board of Directors

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during 2002 included Richard D. Randall and Mark T. Wagner. No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers served on the Compensation Committee or as a director of the Company.

Summary Compensation Table

        The following table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during each of the last three fiscal years by the Company's Chief Executive Officer and the other four most highly compensated executive officers whose salary and bonus earned in 2002 exceeded $100,000.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Securities Underlying Options(#)(1)	All Other Compensation
James W. Bullock President and Chief Executive Officer and Director	2002 2001 2000	$275,880 273,596 259,387	$104,834 63,360 54,331	110,000 280,000 —	— — —
Michael D. Dale Vice President, Sales and Marketing(2)	2002 2001 2000	$175,436 196,906 187,115	$47,155 50,000 41,125	100,000 10,000 35,000	$21,959 33,211 —	(3)
Richard J. Omilanowicz Vice President, Manufacturing and Operations	2002 2001 2000	$175,000 171,029 152,936	$41,563 23,153 34,545	60,750 50,000 —	— — —
Frank J. Callaghan Vice President, Research and Development	2002 2001 2000	$160,524 159,054 151,480	$38,124 22,932 34,216	69,250 35,000 —	— — —
Graydon E. Beatty Chief Technical Officer and Director	2002 2001 2000	$143,846 140,000 139,038	$33,250 21,000 31,725	50,000 35,000 —	— — —

(1)
Represents options granted pursuant to the Stock Option Plan.

(2)
Mr. Dale resigned as Vice President, Sales and Marketing in September 2002.

(3)
Represents deemed income from interest waived related to note payable to the Company related to the acquisition by Mr. Dale of 110,000 restricted shares of the Company's Common Stock in January 2001 (which agreement was subsequently amended in October 2002 to reflect Mr. Dale's resignation prior to the vesting of all 110,000 restricted shares), and $4,846 for a car allowance.

Employment Contracts and Change in Control Agreements

        The Company's executive officers are employed on an at-will basis and, except as provided below, none of the Company's executive officers has a written employment agreement. Pursuant to an Employment and Noncompetition Agreement dated November 3, 2000 (the "Employment Agreement"), in addition to payment of full base salary and benefits earned through date of termination, Mr. Bullock will continue to receive his base salary for a period of up to 18 months until he accepts a position of comparable employment, plus a pro rata portion of any bonus to which he is entitled at his date of termination, as severance pay if he is terminated without "cause," as defined in the Employment Agreement.

        Under circumstances following a "change in control," if Mr. Bullock is terminated without "cause" or voluntary terminates his employment for "good reason," as defined in a Change In Control Agreement dated November 3, 2000, during the first 12 months following a change in control, Mr. Bullock will be entitled to receive a cash payment equal to 18 times his monthly base salary. Similar severance arrangements for the Company's other executive officers, under circumstances following a change in control, have been established, with cash payments equal to 12 times their monthly base salary.

        As described below in footnote (1) to the table entitled "Option Grants in Fiscal Year 2002," the exercisability of options granted to the names executive officers is accelerated in the event of a "change in control" involving the Company.

Stock Options

        The following table summarizes stock options granted to the executive officers named in the Summary Compensation Table above during the Company's fiscal year ended December 31, 2002.

Option Grants in Fiscal Year 2002

	Individual Grants(1)							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted
			% of Total Options Granted to Employees in Fiscal Year(2)
Name					Exercise Price Per Share(3)		Expiration Date
								5%		10%
James W. Bullock	50,000 60,000		4.7 5.6	% %		$7.64 2.95	3/15/12 10/15/12		$240,238 111,314		$608,810 282,092
Michael D. Dale	100,000 25,000	(5) (6)	9.3 —%			$5.45 2.76	10/30/02 10/22/09	$	N/A 28,090	$	N/A 65,461
Richard J. Omilanowicz	60,750		5.7%			$2.95	10/15/12		$112,706		$285,619
Frank J. Callaghan	69,250		6.5%			$2.95	10/15/12		$128,475		$325,582
Graydon E. Beatty	25,000 25,000		2.3 2.3	% %	$ $	7.64 2.95	3/15/12 10/15/12		$120,119 46,381		$304,409 117,539

(1)
Each option represents the right to purchase one share of Common Stock. Except as otherwise provided below, the options shown in this column are all incentive stock options granted pursuant to the Stock Option Plan. The incentive stock options vest in monthly installments over a period of four years and are exercisable beginning after six months of employment or six months after the date of grant. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share over a ten year period of time. To the extent not already exercisable, the options generally become exercisable in the event of a change of control of the Company.

(2)
In 2002, the Company granted employees options to purchase an aggregate of 1,073,000 shares of Common Stock.

(3)
The exercise price may be paid in cash, by check or by money order.

(4)
The compounding assumes a ten year exercise period for all options grants. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

(5)
This option expired 30 days after September 30, 2002, the effective date of Mr. Dale's resignation as an executive officer.

(6)
This non-incentive stock option was granted in consideration for consulting services provided by Mr. Dale following his resignation as an executive officer and in conjunction with a Stock Repurchase and Nonsolicitation Agreement between him and the Company, dated October 22, 2002.

        The following table sets forth the number and value of unexercised stock options held by the executive officers named in the Summary Capitalization Table as of December 31, 2002. No options held by such officers were exercised during the 2002 fiscal year.

Aggregated Value of Options Held at December 31, 2002

	Number of Unexercised Options Held at December 31, 2002		Value of Unexercised In-the-Money Options Held at December 31, 2002(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
James W. Bullock	589,997	260,003	$646,200	$25,800
Michael D. Dale	0	25,000	0	$15,500
Richard J. Omilanowicz	99,187	83,563	$116,180	$26,123
Frank J. Callaghan	115,937	83,313	$152,000	$29,778
Graydon E. Beatty	66,145	58,855	$79,500	$10,750

(1)
"Value" has been determined based on the difference between the last sale price of the Company's Common Stock as reported by the Nasdaq National Market System on December 31, 2002 ($3.38) and the per share option exercise price, multiplied by the number of shares subject to the in-the-money options.

PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total returns for the Company's Common Stock, the Nasdaq Stock Market Index and the Standard & Poor's Health Care Index, assuming the investment of $100 in the Common Stock and each index on December 31, 1997 and the reinvestment of dividends, if any.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ENDOCARDIAL SOLUTIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S & P HEALTH CARE INDEX

  *    $100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

  Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
  www.researchdatagroup.com/S&P.htm

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Endocardial Solutions, Inc.	$100.00	$98.77	$86.42	$30.25	$52.35	$33.38
Nasdaq Stock Market Index	100.00	140.99	261.48	157.42	124.89	86.83
Standard & Poor's Health Care Index	100.00	143.88	128.54	176.16	155.12	125.92

CERTAIN TRANSACTIONS

        In January 2001, the Company entered into a $371,250 full recourse note with Michael Dale, the Company's Vice President, Sales and Marketing, for the purchase of 110,000 restricted shares of the Company's common stock. The note bore interest at 9.5% per year and was due in full in January 2006. Mr. Dale left the employment of the Company in September 2002, at which time 61,120 restricted shares had fully vested. The Company elected to purchase the 48,880 unvested shares of restricted stock from Mr. Dale at a purchase price of $165,024, which shares were immediately cancelled. Concurrently, Mr. Dale executed an amended, interest-free full recourse note in the amount of $206,226. This note is payable to the Company on the earlier of (i) January 2, 2011, or (ii) within 20 days following the sale by Mr. Dale of any of the 61,120 shares of Company common stock that were subject to the original agreement.

        In October 2002, the Company granted Mr. Dale an option to purchase 25,000 shares of common stock at an exercise price of $2.76 per share in connection with a consulting agreement between Mr. Dale and the Company. The option expires seven years from the grant date.

        During 2002, US Bancorp Piper Jaffray rendered investment banking services to the Company in connection with a private placement of 1,666,667 shares of the Company's common stock to accredited investors at a price of $6.00 per share. US Bancorp Piper Jaffray received fees of approximately $600,000 in that transaction. J.P. Peltier, who joined the Board of Directors in April 2003, served in a variety of positions with US Bancorp Piper Jaffray's investment banking division from May 1995 to December 2002, most recently as Vice President in the medical technology group.

        Other than as described in this Proxy Statement, no director or executive officer of the Company was indebted to the Company during the year ended December 31, 2002, and there were no related party transactions among the Company and its executive officers, directors and the holders of more than 5% of the outstanding shares of Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file.

        Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 31, 2003 by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director, nominee and executive officer of the Company named in the Summary Compensation Table under the heading "Executive Compensation" above and (iii) all directors, nominees and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares
Kopp Investment Advisors, Inc.(2) 7701 France Avenue South Suite 500 Edina, MN 55435	2,116,600	10.8%
Hambrecht and Quist Capital Management LLC(3) 30 Rowes Wharf—4th Floor Boston, MA 02110	1,666,666	8.5
Medtronic International, Ltd.(4) 710 Medtronic Parkway NE Minneapolis, MN 55432	1,436,510	7.3
James W. Bullock(5)	734,342	3.6
Graydon E. Beatty(6)	251,986	1.3
Richard J. Omilanowicz(7)	135,753	*
Frank J. Callaghan(8)	132,556	*
Michael D. Dale	73,604	*
Robert G. Hauser, M.D.(9)	69,500	*
Richard D. Randall(10)	25,000	*
Warren S. Watson(11)	25,000	*
Mark T. Wagner(12)	18,665	*
J.P.Peltier	2,500	*
Richard J. Nigon	0	*
All executive officers and directors as a group (12 persons)(13)	1,395,302	6.7

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 31, 2003 ("Currently Exercisable Options") are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.

(2)
In a Schedule 13G/A filed February 5, 2003, Kopp Investment Advisors, Inc. ("KIA") indicated that it is the beneficial owner of 2,116,600 shares of Common Stock, with sole voting and dispositive power with respect to 1,962,500 of the shares and shared dispositive power with respect to 154,100 of the shares. KIA shares beneficial ownership with respect to all of the shares with Kopp Holding Company and LeRoy C. Kopp. KIA shares beneficial ownership with respect to 1,962,500 of the shares with Kopp Emerging Growth Fund. Even though KIA exercises investment discretion as to the 154,100 shares over which it has shared dispositive power, it has disclaimed any beneficial interest in these shares.

(3)
In a Schedule 13G filed January 28, 2003, Hambrecht and Quist Capital Management LLC indicated that it has sole voting power over 1,666,666 shares of Common Stock, 1,000,000 shares of which are held by H&Q Healthcare Investors. The other 666,666 shares were acquired by H&Q Life Sciences Investors in a private placement of stock by the Company. Hambrecht & Quist Capital Management LLC has disclaimed any beneficial interest in the shares reported in the Schedule 13G.

(4)
In a Schedule 13D/A dated April 18, 2002, Medtronic, Inc. indicated that it is the beneficial owner, through Medtronic International, Ltd. (formerly Medtronic Asset Management, Inc.), of 1,436,510 shares of Common Stock with sole voting and dispositive power with respect to such shares.

(5)
Includes 639,342 shares issuable pursuant to Currently Exercisable Options.

(6)
Includes 74,986 shares issuable pursuant to Currently Exercisable Options.

(7)
Includes 113,253 shares issuable pursuant to Currently Exercisable Options.

(8)
Includes 129,681 shares issuable pursuant to Currently Exercisable Options.

(9)
Includes 65,000 shares issuable pursuant to Currently Exercisable Options.

(10)
Represents shares issuable pursuant to Currently Exercisable Options.

(11)
Represents shares issuable pursuant to Currently Exercisable Options. Excludes shares beneficially owned by Medtronic International, Ltd. Mr. Watson is Vice President and General Manager of Medtronic's EP Systems business. Mr. Watson has no voting or investment power over these shares and disclaims beneficial ownership of these shares.

(12)
Includes 16,665 shares issuable pursuant to Currently Exercisable Options.

(13)
See Notes 5 to 12 above.

PROPOSAL TWO: APPROVAL OF THE ENDOCARDIAL SOLUTIONS, INC.
2003 STOCK INCENTIVE PLAN

        The Company's 1993 Long Term Incentive and Stock Option Plan expires in May 2003 in accordance with its terms. As of March 31, 2003, there were 133,158 shares available for issuance under the Stock Option Plan out of the 3,300,000 shares of common stock authorized for issuance thereunder, 103,334 shares available for issuance under the Directors' Plan out of the 300,000 shares of common stock authorized for issuance thereunder, and 200,000 shares available under the Company's Employee Stock Purchase Plan. The Board of Directors believes it is in the best interests of the Company and its stockholders to replace the expiring Stock Option Plan with a new stock option plan. Additionally, if a new stock option plan is approved by the stockholders, the Board has determined that, effective as of the date of the Annual Meeting, the Company's Directors' Stock Option Plan will be terminated and no additional options would be granted thereunder. Future grants of options or awards to non-employee directors would be made under the new stock option plan adopted by the stockholders.

        The Board of Directors has approved, subject to stockholder approval, the Endocardial Solutions, Inc. 2003 Stock Incentive Plan (the "Incentive Plan"). The Board of Directors believes that the Incentive Plan would be an important incentive in attracting, retaining and motivating key employees, officers, consultants, independent contractors and directors. The Board also believes that industry practice makes it imperative for us to offer stock options, restricted stock and other stock-based awards as an incentive to attract and retain the most talented personnel, and that it is appropriate to adopt a new plan providing for such awards at this time. Approval of the Incentive Plan would aid in maintaining and developing personnel capable of assuring the future success of the Company, in offering such personnel additional incentives to put forth maximum effort for the success of the business and in affording them an opportunity to acquire an interest in the Company through stock options and other stock-based awards.

SUMMARY OF INCENTIVE PLAN

        All employees, officers, consultants, independent contractors or directors of the Company and its subsidiaries and affiliates are eligible to receive awards under the Incentive Plan. As of March 31, 2003, approximately 209 individuals would be eligible to receive awards under the Incentive Plan. The Incentive Plan terminates on April 15, 2013, and no awards may be made after such date. However, unless otherwise expressly provided in the Incentive Plan or an applicable award agreement, any award granted may extend beyond the termination date of the Incentive Plan.

        The Incentive Plan permits the granting of: (a) stock options to purchase the Company's Common Stock, including "incentive stock options" meeting the requirements of Section 422 of the Code ("Incentive Stock Options") and stock options that do not meet such requirements ("Nonqualified Stock Options"), (b) stock appreciation rights based on price of the Company's Common Stock, (c) restricted stock and restricted stock units, (d) performance awards, (e) dividend equivalents and (f) other stock grants and other stock-based awards. 1,250,000 shares of Common Stock are reserved for issuance under the Incentive Plan.

        The Incentive Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee has the authority to establish rules for the administration of the Incentive Plan; to select the individuals to whom awards are granted; to determine the types of awards to be granted and the number of shares of Common Stock covered by such awards; and to set the terms and conditions of such awards. The Committee may also determine whether the payment of any amounts received under any award shall or may be deferred and may authorize payments representing cash dividends in connection with any deferred award of shares of Common Stock. Determinations and interpretations with respect to the Incentive Plan are in the sole discretion of the Committee, whose determinations and interpretations are binding on all interested parties. The Committee may delegate to one or more officers the right to grant awards with respect to individuals who are not subject to Section 16(b) of the Exchange Act. Awards are granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon the grant or exercise thereof the holder will receive shares of Common Stock, cash or any combination thereof, as the Committee shall determine.

        The exercise price per share under any stock option or the grant price of any SAR cannot be less than 100% of the fair market value of the Company's Common Stock on the date of the grant of such option or SAR. Options may be exercised by payment in full of the exercise price, either in cash or, at the discretion of the Committee, in whole or in part by the tendering of shares of Common Stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price. For purposes of the Incentive Plan, the fair market value of shares of Common Stock on a given date is (i) the average of the high and low sales prices of the shares as reported on the Nasdaq National Market on such date, if the shares are then being quoted on the Nasdaq National Market, or (ii) as otherwise determined by methods or procedures established by the Committee. The Committee will determine the expiration date and the time and method of exercise for each stock option, subject to applicable law.

        The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Committee shall so determine, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

        The holder of restricted stock may have all of the rights of a stockholder of the Company, including the right to vote the shares subject to the restricted stock award and to receive any dividends with respect thereto, or such rights may be restricted. Restricted stock may not be transferred by the holder until the restrictions established by the Committee lapse. Holders of restricted stock units have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock (or a cash payment equal to the fair market value of such shares) at some future date. Upon termination of the holder's employment during the restriction period, restricted stock and restricted stock units shall be forfeited, unless the Committee determines otherwise.

        Performance awards provide the holder thereof the right to receive payment, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. A performance award granted under the Incentive Plan may be denominated or payable in cash, shares of Common Stock or restricted stock, other securities, other awards or other property, as determined by the Committee.

        Dividend equivalents entitle the holder thereof to receive payments (in cash, shares of Common Stock or restricted stock, other securities, other awards or other property, as determined by the Committee) equivalent to the amount of cash dividends with respect to a specified number of shares.

        Awards may be granted for no cash consideration, or for any cash or other consideration as determined by the Committee and required by applicable law.

        No award granted under the Incentive Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will, by designation of a beneficiary, or by laws of descent and distribution, unless with regard to all awards except for incentive stock options, the Committee determines otherwise. Except as otherwise determined by the Committee, each award is exercisable, during such individual's lifetime, only by such individual, or, if permissible under applicable law, by such individual's guardian or legal representative.

        If any shares of Common Stock subject to any award or to which an award relates are not purchased or are forfeited, or if any such award terminates without the delivery of shares or other consideration, the shares previously used for such awards become available for future awards under the Incentive Plan. Shares used as payment of the purchase price relating to an award also become available for future awards. Except as otherwise provided under procedures adopted by the Committee to avoid double counting with respect to awards granted in tandem with or in substitution for other awards, all shares relating to awards granted are counted against the aggregate number of shares available for granting awards under the Incentive Plan.

        If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan, the Committee may, in such manner as it deems equitable, adjust (a) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (b) the number and type of shares (or other securities or property) subject to outstanding awards, and (c) the exercise price with respect to any award. Furthermore, in the event of a reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, or other similar corporate transaction or event, the Committee may cancel any or all outstanding awards and pay the holders of such awards the cash value of the awards based on the price per share of capital stock to be received by the other stockholders of the Company in such an event.

        Options generally may not be amended to reduce the initial exercise price, or cancelled or replaced with options having a lower exercise price, without the approval of the stockholders, unless there would be not material adverse effect on the Company's financial statements.

        The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Incentive Plan or any award agreement in the manner and to the extent it shall deem desirable to carry the Incentive Plan into effect.

        The Board of Directors may amend, alter or discontinue the Incentive Plan at any time, provided that stockholder approval must be obtained for any change that (i) requires the approval of the Company's stockholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange applicable to the Company; (ii) requires the approval of the Company's stockholders under the Code in order to permit Incentive Stock Options to be granted under the Incentive Plan; (iii) increases the number of shares authorized under the Incentive Plan; (iv) permits the award of options or SARs at less than fair market value or permits the repricing of options or SARs; or (v) prevents the grant of options or SARs that would qualify under Section 162(m) of the Code.

        The following is a summary of the principal federal income tax consequences generally applicable to options and awards under the Incentive Plan. The grant of an option is not expected to result in any tax consequences for the recipient or the Company or any subsidiary employing such individual (the "employer"). The holder of an incentive stock option ("ISO") generally will have no taxable income upon exercising the ISO (except that the alternative minimum tax may apply), and the employer generally will receive no tax deduction when an ISO is exercised. Upon exercise of a stock option other than an ISO, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and the employer will be allowed a tax deduction for the same amount for its taxable year in which the optionee recognizes ordinary income, provided the employer properly reports that income to the Internal Revenue Service and withholds or otherwise collects income tax upon the amount as required under the Code. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or a stock option other than an ISO. Generally, there will be no tax consequence to the employer in connection with a disposition of shares acquired under an option except that the employer may be entitled to a tax deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding period has been satisfied.

        The tax consequences of the grant of an SAR are generally governed by Section 83 of the Code. At the time an SAR is granted, the recipient will not recognize any taxable income. At the time of exercise of an SAR the holder will recognize ordinary income equal to the cash or the fair market value of the shares received at that time. Any additional gain recognized on a subsequent sale or exchange of such shares will not be compensation income but generally will qualify as a capital gain. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, the optionholder recognizes ordinary income upon the exercise of an SAR, but only if the Company properly reports that income to the Internal Revenue Service or withholds income tax upon that amount as required under the Code.

        The tax consequences of restricted stock, restricted units, performance awards and dividend equivalents (collectively hereinafter referred to as "deferred awards") also are governed by Section 83 of the Code. At the time a deferred award is granted, the recipient will not recognize any taxable income. At the time a deferred award matures, the recipient will recognize ordinary income equal to the cash or fair market value of the shares received at that time. Any additional gain recognized on a subsequent sale or exchange of those shares will not be compensation income but will be treated as capital gain. Section 83(b) of the Code provides that a recipient of a grant of restricted stock may elect, not later than 30 days after the date the restricted stock grant is originally made, to include as ordinary income the fair market value of the stock at that time. Any future appreciation in the fair market value of the stock will be taxable as capital gain. If the stock is subsequently forfeited under the terms of the restricted stock award, the recipient will not be allowed a tax deduction with respect to such forfeiture. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, a recipient recognizes ordinary income pursuant to a deferred award, but only if the Company properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under the Code.

        The Incentive Plan also authorizes other stock awards and other stock-based awards, the terms of which are not specified in the Incentive Plan. The federal income tax consequences to recipients and to the employer of other stock awards and other stock-based awards will depend on the specific terms of the awards.

        Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, shares received pursuant to the exercise of a stock option, other purchase right, or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, unless the recipient makes an election under Section 83(b) of the Code, the amount of ordinary income recognized and the amount of the employer's deduction may be determined as of such later date.

        Under the Incentive Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee) to the Company to satisfy federal and state withholding tax obligations.

        Future grants of options and awards to executive officers and other employees under the Incentive Plan are not determinable.

        The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required for the approval of the Incentive Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ENDOCARDIAL SOLUTIONS, INC. 2003 STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLANS

        The following table sets forth information with respect to securities authorized for issuance under the Company's equity compensation plans as of December 31, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	2,907,314	$4.94	509,742	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	2,907,314	$4.94	509,742

(1)
Includes stock available for issuance under the Company's 1993 Long Term Incentive and Stock Option Plan (which expires in May 2003), the Directors' Stock Option Plan and the Employee Stock Purchase Plan. Specifically, 206,408 shares remain available under the 1993 Long Term Incentive and Stock Option Plan, 103,334 shares remain available under the Directors' Stock Option Plan, and 200,000 shares remain available under the Employee Stock Purchase Plan. Shares available under the Employee Stock Purchase Plan are issued based on employees' elections to participate in the plan. If the stockholders approve the 2003 Stock Incentive Plan, the Directors' Stock Option Plan will be terminated, and the remaining 103,334 shares available for issuance thereunder will not be issued.

AUDIT COMMITTEE REPORT

        The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which can be found as Exhibit A to the Company's 2001 Annual Meeting Proxy Statement filed with the Securities and Exchange Commission. The Audit Committee of the Company's Board of Directors during 2002 was comprised of the following nonemployee directors: Robert G. Hauser, M.D., Warren S. Watson and James Daverman. In February 2003, Mr. Daverman resigned from the Board of Directors, and Richard J. Nigon was elected to the Board to fill the vacancy in April 2003. Mr. Nigon has also been appointed to the Audit Committee for fiscal year 2003. All of the members of the Audit Committee meet the independence requirements of the applicable Nasdaq listing standards. The Audit Committee recommends to the Board of Directors the selection of the Company's independent accountants.

        Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

        The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence. The Audit Committee also considered whether the provision of nonaudit services during the last fiscal year was compatible with maintaining the independence of Ernst & Young LLP as the Company's independent auditors.

        Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

ROBERT G. HAUSER, M.D. WARREN S. WATSON

The Members of the Audit Committee of the Board of Directors

INDEPENDENT ACCOUNTANTS

        The Board of Directors has appointed Ernst & Young LLP as independent accountants for the Company for the fiscal year ending December 31, 2003. Ernst & Young LLP has served as the Company's independent accountants since 1993 and has no relationship with the Company other than that arising from its employment as independent accountants. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from stockholders.

        Audit Fees.    Audit fees billed to the Company by Ernst & Young LLP for review of the Company's financial statements for the fiscal year ended December 31, 2002 and the financial statements included in the Company's quarterly reports on Form 10-Q for the last fiscal year totaled approximately $79,500.

        Financial Information Systems Design and Implementation Fees.    The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during 2002.

        All Other Fees.    Fees billed to the Company by Ernst & Young LLP for all other nonaudit services rendered to the Company during 2002 totaled approximately $67,500. These fees were primarily for services associated with tax planning and compliance, the audit of financial statements for certain employee benefit plans and the review of registration statements.

SOLICITATION OF PROXIES

        The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company's stockholders.

PROPOSALS FOR THE 2004 ANNUAL MEETING

        In order to be eligible for inclusion in the Company's proxy solicitation materials for the 2004 Annual Meeting of Stockholders, any stockholder proposal to be considered at such meeting must be received at the Company's principal executive offices, 1350 Energy Lane, Suite 110, St. Paul, Minnesota 55108, no later than December 23, 2003. Pursuant to the Company's Bylaws, in order for business to be properly brought before the next annual meeting by a stockholder, the stockholder must give written notice of such stockholder's intent to bring a matter before the annual meeting no later than February 21, 2004. Each such notice should be sent to the Secretary, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company's Bylaws. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

GENERAL

        The Company's Annual Report for the fiscal year ended December 31, 2002 is being mailed to stockholders together with this Proxy Statement. The Annual Report is not to be considered part of the soliciting materials.

        The information set forth in this Proxy Statement under the captions "Compensation Committee Report on Executive Compensation," "Performance Graph" and "Audit Committee Report" shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the Company expressly so incorporates such information by reference, or (ii)"soliciting material" or to be "filed" with the SEC.

By Order of the Board of Directors,

James W. Bullock Secretary

April 21, 2003

Appendix A

ENDOCARDIAL SOLUTIONS, INC.
2003 STOCK INCENTIVE PLAN

Section 1.    Purpose

        The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

Section 2.    Definitions

        As used in the Plan, the following terms shall have the meanings set forth below:

          (a)  "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

          (b)  "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

          (c)  "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

          (d)  "Board" shall mean the Board of Directors of the Company.

          (e)  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

          (f)    "Committee" shall mean a committee of Directors designated by the Board to administer the Plan, which shall initially be the Company's compensation committee. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall be a "Non-Employee Director."

          (g)  "Company" shall mean Endocardial Solutions, Inc., a Delaware corporation, and any successor corporation.

          (h)  "Director" shall mean a member of the Board, including any Non-Employee Director.

          (i)    "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

          (j)    "Eligible Person" shall mean any employee, officer, consultant, independent contractor or director providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person.

          (k)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (l)    "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then listed on the Nasdaq National Market, the average of the high and low sales price of one Share as reported on the Nasdaq National Market on such date or, if the Nasdaq National Market is not open for trading on such date, on the most recent preceding date when it is open for trading.

          (m)  "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an "incentive stock option" in accordance with the terms of Section 422 of the Code or any successor provision.

          (n)  "Non-Employee Director" shall mean any Director who is not also an employee of the Company or an Affiliate within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code.

          (o)  "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

          (p)  "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (q)  "Other Stock Grant" shall mean any right granted under Section 6(f) of the Plan.

          (r)  "Other Stock-Based Award" shall mean any right granted under Section 6(g) of the Plan.

          (s)  "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

          (t)    "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

          (u)  "Person" shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

          (v)  "Plan" shall mean the Endocardial Solutions, Inc. 2003 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

          (w)  "Reload Option" shall mean any Option granted under Section 6(a)(v) of the Plan.

          (x)  "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

          (y)  "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

          (z)  "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

          (aa) "Securities Act" shall mean the Securities Act of 1933, as amended.

          (bb) "Share" or "Shares" shall mean a share or shares of common stock, $0.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

          (cc) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

Section 3.    Administration

        (a)    Power and Authority of the Committee.    The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Option or waive any restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof, and provided, further that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes (provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee (provided, however, that the par value of any Shares and Restricted Stock shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof prior to their issuance); (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award.

        (b)    Power and Authority of the Board.    Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4.    Shares Available for Awards

        (a)    Shares Available.    Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 1,250,000. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares re-acquired and held in treasury.

        (b)    Accounting for Awards.    For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, including Shares tendered in connection with the grant of a Reload Option, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

        (c)    Adjustments.    In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase price or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Notwithstanding the above, in the event (i) of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event or (ii) the Company shall enter into a written agreement to undergo such a transaction or event, the Committee may, in its sole discretion, cancel any or all outstanding Awards and pay to the holders of any such Awards that are otherwise vested, in cash, the value of such Awards based upon the price per share of capital stock received or to be received by other stockholders of the Company in such event.

        (d)    Award Limitations Under the Plan.    No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 300,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any taxable year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 5.    Eligibility

        Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.    Awards

        (a)    Options.    The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

          (i)    Exercise Price.    The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

          (ii)    Option Term.    The term of each Option shall be fixed by the Committee at the time of grant.

          (iii)    Time and Method of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof, and provided, further, the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

          (iv)    Incentive Stock Options.    Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

            (A)  The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

            (B)  All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

            (C)  Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.

            (D)  The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Inventive Stock Option.

            (E)  Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

          (v)    Reload Options.    The Committee may grant Reload Options, separately or together with another Option and subject to the terms and conditions established by the Committee, pursuant to which the Participant would be granted a new Non-Qualified Stock Option when the payment of the exercise price of a previously granted option for common stock is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) hereof or the relevant provisions of another plan of the Company, when Shares are tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Non-Qualified Stock Option would be a Non-Qualified Stock Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to options previously granted under the Plan or any other stock option plan of the Company or any Affiliate or may be granted in connection with any option granted under the Plan or any other stock option plan of the Company or any Affiliate at the time of such grant. Such Reload Options shall have a per share exercise price equal to the Fair Market Value of one Share as of the date of grant of the new Non-Qualified Stock Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan. Shares surrendered as part or all of the exercise price of the Non-Qualified Stock Option to which it relates that have been owned by the optionee less than six months will not be counted for purposes of determining the number of Shares that may be purchased pursuant to a Reload Option.

        (b)    Stock Appreciation Rights.    The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of Shares equal to the excess of (a) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (b) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee.

        (c)    Restricted Stock and Restricted Stock Units.    The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

          (i)    Restrictions.    Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

          (ii)    Stock Certificates.    Any Restricted Stock granted under the Plan shall be evidenced by the issuance of a stock certificate or certificates, which shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the applicable Award Agreement and possible forfeiture of such shares of Restricted Stock.

          (iii)    Forfeiture.    Except as otherwise determined by the Committee, upon a Participant's termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

        (d)    Performance Awards.    The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

        (e)    Dividend Equivalents.    The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

        (f)    Other Stock Grants.    The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

        (g)    Other Stock-Based Awards.    The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof, and provided, further, the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

        (h)    General.

          (i)    Consideration for Awards.    Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee and required by applicable law.

          (ii)    Awards May Be Granted Separately or Together.    Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (iii)    Forms of Payment under Awards.    Subject to the terms of the Plan, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes (provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

          (iv)    Limits on Transfer of Awards.    No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; provided, further, that, if so determined by the Committee, a Participant may transfer a Non-Qualified Stock Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)) at any time that such Participant holds such Option, provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer, provided, further, that, if so determined by the Committee and except in the case of an Incentive Stock Option, Awards may be transferable as determined by the Committee. Except as otherwise determined by the Committee, each

  Award (other than an Incentive Stock Option) or right under any such Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. Except as otherwise determined by the Committee, no Award (other than an Incentive Stock Option) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

          (v)    Term of Awards.    Subject to Section 6(a)(iv)(C), the term of each Award shall be for such period as may be determined by the Committee.

          (vi)    Restrictions; Securities Exchange Listing.    All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

          (vii)    Prohibition on Option Repricing.    Except as provided in Section 4(c) hereof, no Option may be amended to reduce its initial exercise price and no Option shall be canceled and replaced with an Option or Options having a lower exercise price, without the approval of the stockholders of the Company or unless there would be no material adverse effect on the Company's financial statements as prepared in accordance with Generally Accepted Accounting Principles.

Section 7.    Amendment and Termination; Adjustments

        (a)    Amendments to the Plan.    The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

            (i)  violates the rules or regulations of the National Association of Securities Dealers, Inc. or any other securities exchange that are applicable to the Company;

          (ii)  causes the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan;

          (iii)  increases the number of shares authorized under the Plan as specified in Section 4(a);

          (iv)  permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, as prohibited by Sections 6(a)(i) and 6(b)(ii) of the Plan or the repricing of Options or Stock Appreciation Rights, as prohibited by Section 3(a)(v) of the Plan; or

          (v)  would prevent the grant of Options or Stock Appreciation Rights that would qualify under Section 162(m) of the Code.

        (b)    Amendments to Awards.    The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

        (c)    Correction of Defects, Omissions and Inconsistencies.    The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.    Income Tax Withholding

        In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations) or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.    General Provisions

        (a)    No Rights to Awards.    No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

        (b)    Award Agreements.    No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

        (c)    Plan Provisions Control.    In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

        (d)    No Rights of Stockholders.    Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant's legal representative without restrictions thereto.

        (e)    No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        (f)    No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or us giving a director of the Company or an Affiliate the right to continue as a director or an Affiliate of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

        (g)    Governing Law.    The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

        (h)    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

        (i)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

        (j)    Other Benefits.    No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

        (k)    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

        (l)    Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        (m)    Section 16 Compliance; Section 162(m) Administration.    The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Persons. With respect to Options and Stock Appreciation Rights, the Company intends to have the Plan administered in accordance with the requirements for the award of "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

        (n)    Conditions Precedent to Issuance of Shares.    Shares shall not be issued pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Delaware General Corporation Law. As a condition to the exercise or payment of the purchase price relating to such Award, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

Section 10.    Effective Date of the Plan

        The Plan shall be effective upon its adoption by the Board, provided, however, that in the event the Plan is not approved by the stockholders of the Company within one year thereafter, the Plan will be terminated and all Awards granted under the Plan will be terminated and deemed null and void, and provided, further, that no Award may vest and no Shares (including Shares of Restricted Stock) may be issued under the Plan prior to approval of the Plan by the stockholders of the Company.

Section 11.    Term of the Plan

        No Award shall be granted under the Plan after ten years from earlier of date of adoption of the Plan by the Board or date of stockholder approval or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

ENDOCARDIAL SOLUTIONS, INC.
2003 ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 21, 2003 9:00 a.m.
Minneapolis Hilton Towers 1001 Marquette Avenue Minneapolis, MN
Endocardial Solutions, Inc.	proxy

This proxy is solicited on behalf of the Board of Directors.

        The undersigned hereby appoints James W. Bullock and J. Robert Paulson, Jr. as proxies (with the power of substitution), to vote, as designated below, all shares of Common Stock of Endocardial Solutions, Inc. which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders of Endocardial Solutions, Inc. to be held on Wednesday, May 21, 2003, at 9:00 a.m. local time, at the Minneapolis Hilton Towers, located at 1001 Marquette Avenue, Minneapolis, Minnesota, and any adjournment thereof, and hereby revoke all former proxies.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE, WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

See reverse for voting instructions.

\/ Please detach here \/

1.	Election of directors:	01 Richard D. Randall 03 Jean-Paul M. Peltier	02 Richard J. Nigon	☐	Vote FOR all nominees listed	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	Proposal to approve the Endocardial Solutions, Inc. 2003 Stock Incentive Plan.	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	In his discretion, the proxy is authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.	☐	FOR	☐	AGAINST	☐	ABSTAIN
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

Address Change? Mark Box Indicate changes below:	☐
Dated:	, 2003

Signature(s) in Box
(If there are co-owners both must sign)
Please sign exactly as your name appears hereon. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.

QuickLinks

PROPOSAL ONE: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Option Grants in Fiscal Year 2002
Aggregated Value of Options Held at December 31, 2002
PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG ENDOCARDIAL SOLUTIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE S & P HEALTH CARE INDEX
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL TWO: APPROVAL OF THE ENDOCARDIAL SOLUTIONS, INC. 2003 STOCK INCENTIVE PLAN
EQUITY COMPENSATION PLANS
AUDIT COMMITTEE REPORT
INDEPENDENT ACCOUNTANTS
SOLICITATION OF PROXIES
PROPOSALS FOR THE 2004 ANNUAL MEETING
GENERAL
ENDOCARDIAL SOLUTIONS, INC. 2003 STOCK INCENTIVE PLAN